Exhibit 99.1

June 13, 2007

Questions and Answers Relating to Merger Agreement

This Q&A is an update of the March 19, 2007 Q&A that was prepared after ServiceMaster announced its entry into an agreement to be acquired by an investment group led by Clayton, Dubilier & Rice, Inc. (CD&R). The entry into the merger agreement culminated the process announced in November 2006 that ServiceMaster was exploring strategic alternatives.  The primary purpose of this Q&A is to update the information contained in the March 19, 2007 Q&A which addressed some employment and compensation related questions you may have as a result of ServiceMaster’s entry into the agreement with Clayton, Dubilier & Rice.

Entry into Merger Agreement

1.               Why did ServiceMaster enter into the merger agreement?  Senior management of ServiceMaster prepared a three-year strategic plan that was presented to the Board of Directors in November 2006.  The Board endorsed the strategic plan, but was also interested in exploring all possibilities for maximizing stockholder value.  With the strategic plan prepared, the Board had a basis to evaluate any proposal by a third party.  With the assistance of management and financial advisors, the Board conducted a thorough review of strategic alternatives available to ServiceMaster.  Ultimately, the Board concluded that the merger transaction proposed by an investment group led by Clayton, Dubilier & Rice is in the best interests of our stockholders.

2.               Who is Clayton, Dubilier & Rice?  Clayton, Dubilier & Rice is a leading private equity investment firm that has earned consistent, superior investment returns using an integrated operational and financial approach to building and growing portfolio businesses. Since its founding in 1978, Clayton, Dubilier & Rice has managed investments of over $8 billion in 39 U.S. and European businesses with revenues exceeding $40 billion, representing an aggregate transaction value of over $40 billion. Clayton, Dubilier & Rice’s portfolio includes Rexel, a leading global electrical supplies distributor, VWR International, a global leader in the distribution of scientific supplies, and Culligan, a leading global provider of water treatment products and services, among others.

3.               What did Clayton, Dubilier & Rice agree to pay our stockholders?  If the merger is approved by our stockholders and other closing conditions are satisfied, our stockholders will receive $15.625 in cash for each outstanding ServiceMaster share.

4.               Why is Clayton, Dubilier & Rice interested in buying ServiceMaster?  Clayton, Dubilier & Rice believes ServiceMaster is an outstanding company with strong cash flows, great brands and a solid track record of delivering great service to home and business owners nationwide.  Clayton, Dubilier & Rice wants to work with the ServiceMaster team and invest in key strategic initiatives that will accelerate growth in each of our business units, while maintaining a strong emphasis on the core values that are the foundation of our company.

5.               Does this mean ServiceMaster has been sold?  The merger will not occur until after our stockholders have approved the proposed merger transaction, certain governmental approvals are obtained, and other conditions to the merger are satisfied.  Until these conditions are satisfied or waived and the merger occurs, ServiceMaster will continue to operate in the ordinary course.  We will hold a special meeting of our stockholders on June 28, 2007 to vote on the proposed merger.  We currently expect to complete the merger early in the third quarter.

6.               Where can I get more information about the proposed acquisition of ServiceMaster?  A proxy statement relating to the special meeting of our stockholders has been filed with the Securities and Exchange Commission.  In addition, a copy of the proxy statement has been mailed to all of our stockholders.  The proxy statement contains important information about the proposed merger, including a description of the merger agreement.  We encourage all employees, regardless of whether an employee is a stockholder, to read the proxy statement.  Our website at www.svm-news.com includes a link to the proxy statement.

7.               If the merger is completed, will ServiceMaster still be a public company?  Yes and no.  Our common stock would no longer be publicly traded because the equity of ServiceMaster will be held by the investment group led by Clayton, Dubilier & Rice.  We expect, however, that ServiceMaster will continue to file quarterly and annual reports with the Securities and Exchange Commission as a result of our publicly registered debt.  In this regard, ServiceMaster would still be subject to many of the laws that apply to public companies.

Effect on Memphis Headquarters

8.               What is going to happen to the Memphis headquarters?  Our headquarters are in Memphis, and there are no plans to change location.

General Effect of Merger Transaction on Compensation and Benefits

9.               What happens to my compensation and benefits now that ServiceMaster has agreed to be acquired?  The merger agreement provides that from the effective time of the merger until December 31, 2007, ServiceMaster will provide each employee with (i) base compensation that is not less than the base compensation paid immediately prior to the merger, (ii) bonus opportunities and incentive compensation awards that are no less favorable in the aggregate than the opportunities and awards immediately prior to the merger and (iii) all other benefits provided to the employee immediately prior to the merger.

10.         Will my compensation and benefits change prior to the completion of the merger?  Since the entry into the merger agreement on March 18, 2007, ServiceMaster has continued to operate essentially in the ordinary course.  For example, the consolidation of our Downers Grove office into our Memphis headquarters has continued without interruption and benefit plans have continued to operate.  There is no plan to change our basic compensation and benefit plans, including health care coverage, prior to the merger.  Moreover, as noted above, the merger agreement provides for the continuation of our compensation and benefit plans through December 31, 2007.

11.         What happens after December 31, 2007 to my compensation and benefits? First, please note that we ordinarily review our compensation and benefit plans each year. While it is too early to say or predict what will happen if the merger is completed, we expect Clayton, Dubilier & Rice to review all aspects of our businesses, including our compensation and benefit plans.  The main point to keep in mind is that Clayton, Dubilier & Rice has agreed to purchase ServiceMaster and its businesses because we are a healthy company with first-rate brands.  Clayton, Dubilier & Rice has every reason to preserve and enhance its investment in ServiceMaster.

Stock Options, Stock Appreciation Rights and Restricted Stock

12.         If ServiceMaster’s common stock will no longer be publicly traded after the merger, what happens to my stock options?  The merger agreement provides that ServiceMaster will use its reasonable efforts to ensure that each stock option, regardless of whether it is exercisable upon completion of the merger, will be cancelled by ServiceMaster and in consideration of the cancellation the holder of the stock option will receive a cash payment equal to the positive “spread” (if any) between the $15.625 per share merger price and the exercise price of the stock option, times the number of shares subject to the stock option.  This amount (if any) will be subject to all applicable federal, state and local taxes required to be withheld.

13.         What happens to my stock appreciation rights after the merger?  Stock appreciation rights are treated the same way as stock options.  Each stock appreciation right, regardless of whether it is exercisable upon completion of the merger, will be cancelled by ServiceMaster and in consideration of the cancellation the holder of the stock appreciation right will receive a cash payment equal to the positive “spread” (if any) between the $15.625 per share merger price and the base price of the stock appreciation right, times the number of shares subject to the stock appreciation right.  This amount (if any) will be subject to all applicable federal, state and local taxes required to be withheld.

14.         What happens to my restricted stock after the merger?  Upon completion of the merger, the restrictions on your shares of restricted stock will lapse and each share will be cancelled and converted into the right to receive in cash, without interest, $15.625 per share.  Under Delaware law, if a stockholder complies with all the provisions of Delaware law concerning the right of a stockholder to require an appraisal of the stockholder’s shares, then those shares would not be converted into the right to receive $15.625 per share.  The letter of transmittal that a stockholder receives after completion of the merger will provide details on the ability of a stockholder to exercise appraisal rights.

15.         Do I need to do anything prior to the merger with my stock options, stock appreciation rights or restricted stock?  No.  If the merger is completed, you will receive a communication from ServiceMaster regarding the treatment of any stock options, stock appreciation rights or restricted stock you may hold.  You do not need to contact anyone prior to the merger since ServiceMaster maintains a list of each holder of stock options, stock appreciation rights and restricted stock.

16.         What happens to my stock options if my employment is terminated prior to the merger?  If your employment terminates prior to the completion of the merger, your stock options will be treated one of two ways.  First, if you meet the definition of “retirement” on your separation date (i.e., you have completed 15 years of service, or are 63 years old (for grants prior to February 13, 2004) or have a combined age and completed years of service of at least 65 (for grants on or after February 13, 2004)), your stock options will continue after your separation date.  In this case, stock options will remain exercisable and will also continue to vest as set forth in each stock option agreement.  In other words, stock options will not be affected.  In addition, upon completion of the merger, any outstanding stock options would be treated as described above.  Second, if you do not meet the definition of “retirement” on your separation date, you will have six months after your termination of employment to exercise any stock options that are exercisable on your separation date.  In this case, stock options will not continue to vest after your separation date and any stock options that are not exercisable on your separation date will be cancelled.  Some stock options provide for a period of less than six months to exercise after employment has been terminated and you should review each stock option agreement.  In addition, if the merger is completed, any outstanding stock options on the date of the merger will be treated as described above.

17.         What happens to my stock appreciation rights if my employment is terminated prior to the merger?  Stock appreciation rights are treated the same as stock options.

18.         What happens to my restricted stock if my employment is terminated prior to the merger?  If your employment terminates prior to completion of the merger, unvested restricted stock will be forfeited.

2007 Bonuses and Long-Term Incentives

19.         Is there an annual bonus plan in 2007?  Yes.  The Compensation and Leadership Development Committee of our Board of Directors approved a 2007 annual bonus plan.  If you are eligible to participate in the 2007 annual bonus plan, your threshold, target and maximum bonus targets should have already been communicated to you by your supervisor.  In addition, your supervisor should already communicated non-individual performance goals and targets applicable to you, and your supervisor should have already worked with you to determine any individual performance goals you may have to earn a 2007 annual bonus.  Any earned bonus would typically be paid in February or March 2008.

20.         Is there a corporate performance plan in 2007?  Yes.  The Compensation and Leadership Development Committee of our Board of Directors also approved a 2007 corporate performance plan.  If you are eligible to participate in the 2007 corporate performance plan, your threshold, target and maximum bonus targets should have already been communicated to you by your supervisor.  The performance goal under this plan is ServiceMaster 2007 pre-tax income.  Your supervisor should have already communicated the 2007 performance target relating to ServiceMaster pre-tax income.  Any earned bonus would typically be paid in February or March 2008.

21.         Are there equity awards in 2007?  No.  Due to ServiceMaster’s entry into the merger agreement, no equity awards were or will be granted in 2007.  Instead, the Compensation and Leadership Development Committee of our Board of Directors approved a 2007 long-term incentive plan that is payable in cash, if earned after the three-year performance period ending December 31, 2009.  If you are eligible (generally director level and above) to participate in the 2007 long-term incentive plan, you should have received a unit award agreement evidencing your participation units in the plan.

Employee Stock Purchase Plan

22.         What happens to the employee stock purchase plan?  In anticipation of the merger, payroll deductions under the employee stock purchase plan were suspended after April 30, 2007 and purchases of stock were suspended after the May 2007 (approximately May 4, 2007) purchase date.  If the merger is completed, the plan will terminate. For any employee who terminates employment, his or her participation in the employee stock purchase plan will end on the last day of employment.  If you have any questions regarding the employee stock purchase plan, please contact Computershare at 1-888-834-0744.

401(k) Plan and Deferred Compensation Plan

23.         What happens to the 401(k) plan?  Clayton, Dubilier & Rice has agreed to continue the ServiceMaster 401(k) plan through December 31, 2007 and to make a company matching contribution for 2007 employee contributions at a rate and with vesting terms no less favorable to employees than the company matching contribution made for the 2006 plan year.  In addition, for years after 2007, and to the extent employees become eligible to participate in a 401(k) plan maintained by CD&R or its subsidiaries, CD&R has agreed to take into account your elective deferrals and compensation received from ServiceMaster for purposes of determining the amount of annual employer matching, profit sharing and other employer contributions allocated for such plan year.

24.         How do I get the 2007 company match for the 401(k) plan?  All employees who make contributions in 2007 and who stay through December 31, 2007 (or who terminate employment prior to December 31, 2007 due to death, disability or retirement) would receive the company match for 2007 when the match is paid, typically in February 2008.  If you have any questions regarding the 401(k) plan, please contact the T. Rowe Price Service Center at 1-800-922-9945.

25.         I have a ServiceMaster common stock account balance in the 401(k) plan.  What happens to that balance because of the merger?  If the merger is completed, the shares of ServiceMaster common stock held in your 401(k) plan account will convert to cash at the $15.625 per share merger price.  This cash amount will then be invested in the T. Rowe Price Summit Cash Reserves fund (or another fund designated by ServiceMaster). You may transfer this amount to another investment fund by contacting the T. Rowe Price Service Center at 1-800-922-9945.  Upon completion of the merger, you would no longer have the right to receive a distribution from the 401(k) plan in ServiceMaster common stock. Please note that under the 401(k) plan you may change your investment elections at any time.

26.         What happens to the deferred compensation plan?  Similar to the 401(k) plan, Clayton, Dubilier & Rice has agreed to continue the ServiceMaster deferred compensation plan through December 31, 2007 and to make a company matching contribution for 2007 employee contributions at a rate and with vesting terms no less favorable to employees than the company matching contribution made for the 2006 plan year.  In addition, for years after 2007, and to the extent employees become eligible to participate in a deferred compensation plan maintained by Clayton, Dubilier & Rice or its subsidiaries, Clayton, Dubilier & Rice has agreed to take into account your elective deferrals and compensation received from ServiceMaster for purposes of determining the amount of annual employer matching, profit sharing and other employer contributions allocated for such plan year.

27.         How do I get the 2007 company match for the deferred compensation plan?  Similar to the 401(k) plan, all employees who make contributions in 2007 and who stay through December 31, 2007 (or who terminate employment prior to December 31, 2007 due to death, disability or retirement) would receive the company match for 2007 when the match is paid, typically in February 2008.  If you have any questions regarding the deferred compensation plan, please contact the T. Rowe Price Service Center at 1-800-922-9945.

28.         I have a ServiceMaster common stock account balance in the ServiceMaster deferred compensation plan.  What happens to that balance because of the merger?  Each account that is deemed to be invested in ServiceMaster common stock at the time of the merger will be deemed to have a value equal to $15.625 for each share of ServiceMaster common stock deemed to be in the account.  After the completion of the merger, this account balance will then be deemed invested in the T. Rowe Price Summit Cash Reserves fund (or another fund designated by ServiceMaster).  Upon completion of the merger, you will no longer have the right to receive a distribution in ServiceMaster common stock. Please note that under the deferred compensation plan you may change your investment elections quarterly.

29.         Will I be able to change my distribution elections for my deferred compensation plan balances?  Clayton, Dubilier & Rice has agreed to allow ServiceMaster to determine whether to amend the deferred compensation plan prior to completion of the merger to permit participants in the plan to change the date(s) on which their account balances are to be distributed.  Any such action must be taken in compliance with the Internal Revenue Code.  If such an amendment is made prior to completion of the merger, a communication to plan participants will be made.  Even if no amendment is made prior to completion of the merger, Internal Revenue Service rules allow a participant to change distribution elections.  These elections, however, cannot become effective until 12 months after the participant submits the new distribution election form, cannot change the timing of any payment already scheduled to be paid within 12 months and must extend the payment date by at least five years.

30.         Can CD&R change my distribution elections for my deferred compensation balances?  Clayton, Dubilier & Rice has agreed not to accelerate the time at which benefits are paid under the deferred compensation plan without the participant’s consent.

31.         What other questions about the 401(k) plan or deferred compensation plan should I be thinking about?  If you have any questions regarding the 401(k) plan or deferred compensation plan, please contact the T. Rowe Price Service Center at 1-800-922-9945.

Medical Plan and Prescription Drug, Dental, Vision and Health Care Reimbursement Account

32.         What happens to my medical coverage?  As we have noted previously, Clayton, Dubilier & Rice has agreed to continue the ServiceMaster health care coverage plan through December 31, 2007.  Health care coverage includes medical and prescription drug, dental, vision and health care reimbursement account.

33.         What happens if CD&R changes our health care coverage?  First, please note that in the ordinary course our health care coverage options change each year as we seek the best available and affordable plan for our employees.  Our Human Resources department is making plans for 2008 health care coverage.  That being said, Clayton, Dubilier & Rice has agreed to waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to employees and former employees under any new welfare or fringe benefit plan, including health care coverage (except for any limitations or waiting periods that are in effect and not satisfied prior to completion of the merger).  In addition, CD&R has agreed to give credit to each employee and former employee under any new welfare plan for any co-payments, deductibles and out-of-pocket expenditures paid by the employee or former employee.

34.         What happens if my employment is terminated?  Any employee who terminates employment, whether before or after completion of the merger, and who has health care coverage at his or her separation date, is eligible for continuation of health care coverage, typically for up to 18 months after termination of employment.  The employee would receive a continuation notice and an election notice to elect continuation coverage.  In this event, you would have the same rights as active participants during the 18-month continuation period, including the ability to make changes during the annual enrollment period and also in the event of a qualified life status change.

Vacation Days, Sick Days and Service Credit

35.         What happens to my vacation days?  The merger agreement provides that from the effective time of the merger until December 31, 2007, ServiceMaster will provide each employee coverage under vacation and sick leave policies that are not less favorable than the ServiceMaster vacation and sick leave policies immediately prior to completion of the merger.

36.         How are vacation days earned by an employee?  We have vacation policies that vary across our business support center and business units. For the business support center and our Memphis and Downers Grove-based employees, vacation days are earned based upon full months of employment as follows:  (a) 1.00 days of vacation for each full month of employment beginning the first day of the month after six months of employment (up to 10 days maximum for a full year through your first five years of employment), (b) 1.25 days of vacation for each full month of employment beginning January 1st of the year  following your 5th anniversary and (c) 1.66 days of vacation for each full month of employment beginning January 1st of the year  following your 15th anniversary.  Upon completion of the merger, you will continue to be credited with any unused vacation you have earned through the date of the merger.

37.         What is our sick leave policy? We have sick leave policies that vary across our business support center and our business units.  Please check your employee handbook or ask your Human Resources manager for information on the sick leave policy applicable to you.

38.         After the merger will I continue to receive credit for my years of service to ServiceMaster and its businesses?  Yes.  Clayton, Dubilier & Rice has agreed to give credit to all employees for service with ServiceMaster and its subsidiaries prior to the merger.  This means, for example, that if you have five years of service and company matching contributions are made to the 401(k) plan or deferred compensation plan after completion of the merger, you will be vested in those contributions.

Closure of the Downers Grove Office

39.         Will ServiceMaster still close the Downers Grove office even though ServiceMaster has agreed to be acquired?  At this time, yes.  Right now we expect the merger to be completed early in the third quarter. The Downers Grove office is scheduled to be closed by November 2007.  We have no reason to believe that Clayton, Dubilier & Rice would change the decision to close the Downers Grove office.  Senior leadership and our Board of Directors continue to believe the transfer of departments, functions and positions will improve the speed and effectiveness of communications and decision-making.  It still makes sense to house those teams at our Memphis campus, where we have the largest investment and concentration of employees and operations, regardless of whether the merger is completed.

Separation Agreements, Change in Control Severance Agreements and Severance Guidelines

40.         I entered into a separation agreement with ServiceMaster as a result of the decision to close the Downers Grove office.  I am wondering what happens to my separation agreement now that ServiceMaster has entered into a merger agreement?  If you have signed and returned a separation agreement, that agreement is enforceable.  Clayton, Dubilier & Rice has agreed to honor all employment agreements, consulting agreements, retention agreements, bonus agreements, severance and separation agreements, relocation agreements, retirement agreements, non-competition agreements and collective bargaining agreements with or applicable to current and former directors, officers and employees.

41.         I am a party to a change in control severance agreement with ServiceMaster.  I am wondering what happens under that agreement now that ServiceMaster has entered into a merger agreement?  If you have signed and returned a change in control severance agreement, that agreement is enforceable.  A change in control severance agreement is designed to provide the employee with certain payments and benefits in the event the employee’s employment is terminated after a change in control of ServiceMaster.  The merger transaction as currently contemplated under the merger agreement would result in a change in control of ServiceMaster occurring upon the completion of the merger.  Any rights to payments and benefits under a change in control severance agreement, however, depend upon whether the employee’s employment has been terminated after a change in control for a reason other than a “Nonqualifying Termination” of employment.    The termination of an employee’s employment is based on the facts and circumstances of each employee.  Therefore, it is not possible to predict whether a particular employee would receive any payments or benefits.  Please note Clayton, Dubilier & Rice has agreed to honor all employment agreements, consulting agreements, retention agreements, bonus agreements, severance and separation agreements, relocation agreements, retirement agreements, non-competition agreements and collective bargaining agreements with or applicable to current and former directors, officers and employees.

42.         Is CD&R going to terminate my employment? Clayton, Dubilier & Rice has agreed to purchase ServiceMaster and its businesses because we are a healthy company with first-rate brands.  Clayton, Dubilier & Rice has every reason to preserve and enhance its investment in ServiceMaster, including making sure that all employment decisions are made thoughtfully and carefully.  Please note that  Clayton, Dubilier & Rice is a “financial” buyer that does not bring its own service or support structure to our businesses.  The work we do now must still be done. That being said, Clayton, Dubilier & Rice will have its own view on how to conduct our businesses so it is too early to say or predict whether an individual’s employment will be affected.

43.         What happens if I am terminated?  Clayton, Dubilier & Rice has agreed to maintain for one year after the completion of the merger severance guidelines that are at least as favorable to employees as the severance guidelines currently in place.  At this time, this Q&A does not address the consequences of a termination of employment under our various compensation and benefit plans, nor does this Q&A describe services such as outplacement, because we are not aware of any plan to terminate employees.  If you have any questions regarding a particular plan or benefit, please contact your Human Resources manager.

Notice Regarding Filing of Proxy Statement

ServiceMaster will file with the Securities and Exchange Commission (the “SEC”), and furnish to its stockholders, a proxy statement soliciting proxies for the meeting of its stockholders to be called with respect to the acquisition of ServiceMaster by an investment group led by Clayton, Dubilier & Rice, Inc.

SERVICEMASTER STOCKHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT IS FINALIZED AND DISTRIBUTED TO THEM BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.

ServiceMaster stockholders and other interested parties will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov.  ServiceMaster stockholders and other interested parties will also be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents by directing a request by mail or telephone to The ServiceMaster Company, 3250 Lacey Road, Suite 600, Downers Grove, Illinois 60515, Attention: Corporate Secretary, telephone: 630-663-2000, or from ServiceMaster’s website, www.svm.com.

ServiceMaster and certain of its directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be “participants” in the solicitation of proxies from stockholders of ServiceMaster with respect to the proposed acquisition.  Information regarding the persons who may be considered “participants” in the solicitation of proxies will be set forth in ServiceMaster’s proxy statement relating to the proposed acquisition when it is filed with the SEC.  Information regarding certain of these persons and their beneficial ownership of ServiceMaster common stock as of March 8, 2006 is also set forth in ServiceMaster’s proxy statement for its 2006 Annual Meeting of Stockholders, which was filed with the SEC on March 20, 2006.

Statements about the expected timing, completion and effects of the proposed acquisition of ServiceMaster by an investment group led by Clayton, Dubilier & Rice, Inc. and all other statements in this press release other than historical facts constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Readers are cautioned not to place undue reliance on these forward-looking statements, each of which is qualified in its entirety by reference to the following cautionary statements.  Forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements.  ServiceMaster may not be able to complete the proposed merger because of a number of factors, including, among other things, the failure to obtain stockholder approval, the failure of financing or the failure to satisfy other closing conditions.  Other risks and uncertainties that may affect forward-looking statements are described in the reports filed by ServiceMaster with the SEC under the Securities Exchange Act of 1934, as amended, including without limitation ServiceMaster’s Annual Report on Form 10-K for the year ended December 31, 2006.